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                                                                      EXHIBIT 23

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated September 3, 1999, included in Little Switzerland, Inc.'s Annual Report on Form 10-K for the year ended May 29, 1999, into the Company's previously filed Registration Statement on Form S-8 No. 33-46654 (filed on March 25, 1992), Registration Statement on Form S-8 No. 33-46656 (filed on March 25, 1992) and Registration Statement on Form S-8 No. 33-73056 (filed on December 17, 1993).


                                         /s/ Arthur Andersen LLP

                                         ARTHUR ANDERSEN LLP


Boston, Massachusetts
September 10, 1999